UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

LASERSIGHT INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number: 0-19671

DE	65-0273162
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

931 S. Semoran Blvd. Suite 204, Winter Park, FL 32792
(Address of principal executive offices, including zip code)

407-678-9900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LASERSIGHT INCORPORATED

Item 8.01   Other Events.

On March 26, 2009, the Company and its wholly owned subsidiary, LaserSight Technologies, Inc. (“LTI”), were served with a summons and complaint that was filed in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida.  The lawsuit was filed by New Industries Investment Consultants (HK) Ltd. (“NIIC”), a shareholder of the Company.  In its complaint, NIIC alleges that the Company and/or LTI have defaulted under the Security Agreement dated December 1, 2003, from the Company and LTI to NIIC (the “Security Agreement”); the Restricted Account Agreement dated December 10, 2003, among LTI, SunTrust Bank and NIIC; the Restated Promissory Note dated August 31, 2004, from the Company and LTI to NIIC (the “Restated Promissory Note”); the Promissory Note dated July 26, 2006, from the Company and LTI to NIIC; and the Loan Agreement dated July 26, 2006, among the Company, LTI and NIIC (the “Loan Agreement”) (all of the foregoing documents together referred to as the “Loan Documents”).  The Loan Documents and related financing arrangements have been previously reported by the Company.

The Company previously reported, in its Form 8-K dated May 20, 2008, and filed with the SEC on May 23, 2008, that the Company had received a letter from counsel to NIIC dated May 19, 2008 (the “Letter”).  The Letter notified the Company that NIIC was exercising its rights under the Restated Promissory Note, the Loan Agreement and related documents, to accelerate the obligations of the Company to NIIC under such financing documents.  In the Letter NIIC demanded payment in full of all of the Company’s obligations to NIIC resulting from the Company’s defaults in failing to make timely payments of amounts due to NIIC under such financing documents.  At that time, NIIC required payment of $4,383,082.00, which amount comprised all principal and interest due to NIIC as of May 19, 2008.  The Company attempted to negotiate with NIIC for a forbearance of the acceleration of its obligations to NIIC, as the Company was unable to pay such obligations.  The Company’s default and the acceleration of its obligations to NIIC may have also triggered defaults under other financing arrangements of the Company.

NIIC’s complaint declares the entire balances of the Restated Promissory Note and the Promissory Note to be due and immediately payable, and it alleges that it is due the principal amount of $3,625,000, together with accrued interest of $1,044,683 through November 30, 2008, for a total of $4,669,683, as well as interest accruing after November 30, 2008, expenses and attorneys’ fees.  NIIC seeks to recover such amounts from the Company and LTI, and it also seeks to foreclose its security interest in the Collateral described in the Security Agreement, to take possession of such Collateral and to enforce the Restricted Account Agreement.

While the Company may have defenses to assert in its answer to NIIC’s complaint, the Company intends to negotiate with NIIC in an effort to reach a settlement of the lawsuit, as the Company is unable to pay the obligations set forth in the Loan Documents.

LASERSIGHT INCORPORATED

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERSIGHT INCORPORATED

Date: March 31, 2009	By:	/s/ Danghui (“David”) Liu
Danghui (“David”) Liu
Chief Executive Officer